UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On November 9, 2016 (the “Closing Date”), Helios and Matheson Analytics Inc. ( “HMNY”) completed the merger (the “Merger”) contemplated by its previously disclosed Agreement and Plan of Merger, dated as of July 7, 2016, among HMNY, Zone Technologies, Inc. (“Zone”) and Zone Acquisition, Inc., as amended by the Waiver and First Amendment to Agreement and Plan of Merger dated as of August 25, 2016 and the Acknowledgment of Satisfaction of Condition and Second Amendment to Agreement and Plan of Merger, dated as of September 21, 2016 (collectively, the “Merger Agreement”).

On the Closing Date, HMNY issued 1,740,000 shares of HMNY’s common stock as merger consideration pursuant to the Merger Agreement (the “Merger Consideration”), which represented an exchange ratio of 0.174 shares of HMNY’s common stock for each share of Zone common stock outstanding, and Zone Acquisition, Inc., HMNY’s wholly-owned subsidiary, was merged into Zone, with Zone surviving the Merger as a wholly-owned subsidiary of HMNY.

Zone is the developer of the proprietary RedZone Maps, a GPS-driven, real-time crime and navigation map application (“RedZone Maps”) whose goal is to enhance personal safety worldwide by providing users with real time crime data and a platform for alerting other users to criminal and other safety related occurrences in a navigation map format. Zone’s mapping lets users be pro-active when traveling, allowing them to enter a number of different cautionary items such as traffic problems, police sightings, road hazards, accidents and road closures. It also allows users to report a crime and to video upload live incidents.

The foregoing description of the Merger Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated herein by reference. HMNY relied on Section 4(a)(2) of the Securities Act of 1933, as amended, to issue the Merger Consideration.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with the closing of the Merger, Srinivas Tanikella, Parthasarathy (Pat) Krishnan and Namakkal Sambamurthy resigned as directors and Prathap Singh, the sole remaining director, appointed Theodore Farnsworth, Carl J. Schramm, Gavriel Ralbag and Muralikrishna Gadiyaram as directors, with Mr. Farnsworth being appointed as the Chairman of the Board. Messrs. Singh, Schramm and Ralbag have been determined to be independent directors under NASDAQ’s rules and have been appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Krishnan will continue as HMNY’s Chief Executive Officer and was appointed as Zone’s Chief Technology Officer.

Mr. Farnsworth, the founder and Chief Executive Officer of Zone, remains the Chief Executive Officer of Zone following the Merger. Mr. Farnsworth, age 54, is an expert in strategic development, marketing and consumer relations. Mr. Farnsworth has utilized these assets and skills building companies throughout his 30-year career. He has owned and operated numerous companies with proprietary products with recognized brand names that he actively helped to develop. Currently, he is Chairman and Founder of the Highlander Companies, Millennial Hotel Group and iCrowd Hotels.

Mr. Farnsworth is a private investor in numerous ventures and an equity partner in a company owning a portfolio of office buildings in markets across the U.S., majority leased to the Federal government’s Government Services Administration.

His entrepreneurial expertise has been sought for many speaking engagements and feature articles in numerous publications, including Forbes, Fortune, Investor’s Business Daily, The Wall Street Journal and The New York Times. Over thirteen years ago, Mr. Farnsworth founded the charitable Far West Haiti Mission, providing education, housing and work incentives, and additionally founded a school for the blind at the Mission.

There are no family relationships between Mr. Farnsworth and HMNY’s directors or executive officers. Prior to the completion of the Merger, Mr. Farnsworth was the controlling shareholder of Zone. As previously reported, on September 7, 2016 and October 25, 2016, Zone executed promissory notes in the amounts of $750,000 and $383,305, respectively, in favor of HMNY’s wholly owned subsidiary, HMNY Zone Loan LLC.

Following the Merger, each of Mr. Farnsworth and Mr. Krishnan will receive base salaries in the amount of $225,000 per year.

In conjunction with closing the Merger, HMNY adopted an amendment to its 2014 Equity Incentive Plan such that the total number of shares of HMNY’s common stock authorized for issuance pursuant to awards thereunder was increased from 400,000 shares to 1,125,000 shares.

Item 7.01     Regulation FD.

On November 9, 2016 HMNY issued a press release relating to the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.4.

The information disclosed under this Item 7.01, including Exhibit 99.4 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01     Other Events.

On November 20, 2015, HMNY received notification from The Nasdaq Stock Market (“Nasdaq”) stating that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b) (the “Rule”). Based on a review and the materials submitted by HMNY to Nasdaq on January 4, 2016, Nasdaq granted HMNY’s request for an extension until May 18, 2016 to comply with this requirement.

On May 19, 2016, HMNY received notification (the “Staff Delisting Determination”) from Nasdaq that it did not meet the terms of the extension or otherwise comply with the Rule. HMNY appealed the Staff Delisting Determination and a hearing in the matter was held on July 7, 2016. On July 25, 2016, HMNY received written notification that the Nasdaq Hearings Panel (the “Panel”) granted HMNY’s request for continued listing on Nasdaq, subject to certain conditions.

The Panel’s analysis and conclusion stated that HMNY presented a plan that, if executed as presented, was reasonably likely to allow HMNY to demonstrate compliance with Nasdaq’s minimum $2.5 million stockholders’ equity requirement. HMNY’s plan to regain compliance consisted of completing the Merger and an equity financing transaction.

As a result of consummating the Merger, the Company believes it has stockholders’ equity in excess of $2.5 million as of the date of this filing and is therefore compliant with the Rule. The Company is awaiting Nasdaq’s formal confirmation that it satisfies all requirements for continued listing on The Nasdaq Capital Market.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, as amended (1)
99.1	Audited Financial Statements for the period from January 9, 2015 (commencement of operations) through December 31, 2015 (2)
99.2	Interim Condensed Financial Statements for the six months ended June 30, 2016 (Unaudited) (2)
99.3	Unaudited pro forma consolidated balance sheet as of June 30, 2016 and the statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 (2)
99.4	Press release issued November 9, 2016

(1) Incorporated by reference to HMNY’s definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on October 14, 2016.

(2) Incorporated by reference to HMNY’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2016

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Parthasarathy Krishnan
Parthasarathy Krishnan, Chief Executive Officer